Exhibit 32.4

In connection with the Quarterly Report on Form 10-Q for the quarter ended May 31, 2012 as filed by Carnival plc with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival plc.

Date: July 2, 2012

By: /s/ Micky Arison
Micky Arison
Chairman of the Board of Directors and Chief Executive Officer